Exhibit 99.2

HireQuest, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma financial information presents the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of income based upon the combined historical financial statements of HireQuest, Inc. (the “Company”) and MRI Network Holdings, Inc. (“MRI”), after giving effect to the Acquisition of MRI into HQ Snelling Corporation (“HQ Snelling”), a wholly-owned subsidiary of the Company, and the adjustments described in the accompanying notes. The Acquisition is accounted for as a business combination under the acquisition method of accounting where the Company is the acquiring entity.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 reflects the transaction as if it occurred on September 30, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 and for the quarter ended September 30, 2022 reflect the transaction as if it occurred on January 1, 2021, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information is for informational purposes only and does not purport to present what our results would actually have been had these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period. You should read the information set forth below together with the notes to the pro forma condensed combined financial statements, the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2021 and the Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended September 30, 2022, and the financial statements of MRI for the years ended December 31, 2021 and 2020 and the three and nine months ended September 30, 2022 and 2021 included as Exhibit 99.1.

HireQuest, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2022

(in thousands)	HireQuest, Inc.	MRI	Pro forma adjustments		Pro forma condensed combined
ASSETS
Current assets
Cash and cash equivalents	$1,535	$1,084	$(1,084)	A	$1,535
Accounts receivable, net of allowance for doubtful accounts	45,686	7,890	(7,890)	A	45,686
Note receivable	1,272	-	-		1,272
Prepaid expenses, deposits, and other assets	1,313	895	(314)	B	1,894
Prepaid workers' compensation	873	-	-		873
Current assets held for sale - discontinued operations	204	-	-		204
Total current assets	50,883	9,869	(9,288)		51,464
Property and equipment, net	4,397	122	(122)	A	4,397
Workers' compensation claim payment deposit	1,231	-	-		1,231
Franchise agreements, net	17,714	-	5,640	C	23,354
Goodwill and other intangible assets, net	12,643	159	7,391	D	20,193
Other assets	447	1,005	(1,005)	A	447
Notes receivable, net of current portion and reserve	2,452	-	-		2,452
Total assets	$89,767	$11,155	$2,616		$103,538
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$206	$1,776	$(1,776)		$206
Line of credit	2,206	-	13,224	E	15,430
Term loans payable	699	7	(7)	A	699
Other current liabilities	2,662	961	(766)	F	2,857
Accrued payroll, benefits, and payroll taxes	3,411	2,377	(2,025)	G	3,763
Due to franchisees	11,380	-	-		11,380
Risk management incentive program liability	1,199	-	-		1,199
Workers' compensation claims liability	3,852	-	-		3,852
Total current liabilities	25,615	5,121	8,650		39,386
Term loans payable, net of current portion	3,429	824	(824)	A	3,429
Workers' compensation claims liability, net of current portion	2,591	-	-		2,591
Other liabilities	-	76	(76)	A	-
Franchise deposits	2,242	-	-		2,242
Total liabilities	33,877	6,021	7,750		47,648
Equity
Total HireQuest, Inc. stockholders' equity	55,890	-	-		55,890
Total MRI, LLC member equity	-	5,134	(5,134)	H	-
Total stockholders' equity	55,890	5,134	(5,134)		55,890
Total liabilities and stockholders' equity	$89,767	$11,155	$2,616		$103,538

See notes to pro forma condensed combined financial statements.

HireQuest, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income for the

Three Months Ended September 30, 2022

(in thousands, except per share data)	HireQuest, Inc.	MRI	Pro forma adjustments		Pro forma condensed combined
Franchise royalties	$7,433	$2,590	$-		$10,023
Staffing revenue, owned locations	1,499	-	-		1,499
Service revenue	429	-	-		429
Total revenue	9,361	2,590	-		11,951
Cost of staffing revenue, owned locations	1,123	-	-		1,123
Gross profit	8,238	2,590	-		10,828
Selling, general and administrative expenses	2,395	2,245	(1,337)	A	3,303
Depreciation and amortization	601	30	64	B	695
Income from operations	5,242	315	1,273		6,829
Other miscellaneous income (expense)	(99)	3,675	(3,675)	C	(99)
Interest income	51	2	-		53
Interest and other financing expense	(100)	-	-		(100)
Net income before income taxes	5,094	3,991	(2,402)		6,683
Provision (benefit) for income taxes	946	4	(601)	D	350
Net income from continuing operations	4,148	3,987	(1,802)		6,334
Income from discontinued operations, net of tax	98	-	-		98
Net income	$4,246	$3,987	$(1,802)		$6,432

Basic earnings per share
Continuing operations	$0.30				$0.47
Discontinued operations	0.01				-
Total	$0.31				$0.47

Diluted earnings per share
Continuing operations	$0.30				$0.46
Discontinued operations	0.01				0.01
Total	$0.31				$0.47

Weighted average shares outstanding
Basic	13,610				13,610
Diluted	13,677				13,677

See notes to pro forma condensed combined financial statements.

HireQuest, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income for the

Nine Months Ended September 30, 2022

(in thousands, except per share data)	HireQuest, Inc.	MRI	Pro forma adjustments		Pro forma condensed combined
Franchise royalties	$21,226	$8,331	$-		$29,557
Staffing revenue, owned locations	3,891	-	-		3,891
Service revenue	1,677	-	-		1,677
Total revenue	26,794	8,331	-		35,125
Cost of staffing revenue, owned locations	2,832	-	-		2,832
Gross profit	23,962	8,331	-		32,293
Selling, general and administrative expenses	8,763	7,177	(4,034)	A	11,906
Depreciation and amortization	1,777	92	190	B	2,059
Income from operations	13,422	1,062	3,845		18,328
Other miscellaneous income (expense)	(2,020)	3,675	(3,675)	C	(2,020)
Interest income	198	(25)	-		173
Interest and other financing expense	(256)	-	-		(256)
Net income before income taxes	11,344	4,712	170		16,226
Provision (benefit) for income taxes	1,880	12	42	D	1,935
Net income from continuing operations	9,464	4,699	127		14,291
Income from discontinued operations, net of tax	277	-	-		277
Net income	$9,741	4,699	$127		$14,568

Basic earnings per share
Continuing operations	$0.70				$1.05
Discontinued operations	0.02				0.02
Total	$0.72				$1.07

Diluted earnings per share
Continuing operations	$0.69				$1.04
Discontinued operations	0.02				0.02
Total	$0.71				$1.06

Weighted average shares outstanding
Basic	13,598				13,598
Diluted	13,688				13,688

See notes to pro forma condensed combined financial statements.

HireQuest, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income for the

Year Ended December 31, 2021

(in thousands, except per share data)	HireQuest, Inc.	MRI	Pro forma adjustments		Pro forma condensed combined
Franchise royalties	$21,317	$10,910	$-		$32,227
Staffing revenue, owned locations	-	-	-		-
Service revenue	1,212	-	-		1,212
Total revenue	22,529	10,910	-		33,439
Cost of staffing revenue, owned locations	-	-	-		-
Gross profit	22,529	10,910	-		33,439
Selling, general and administrative expenses	13,328	8,027	(4,942)	A	16,414
Depreciation and amortization	1,563	120	256	B	1,939
Income from operations	7,638	2,763	4,686		15,087
Other miscellaneous income (expense)	4,571	(20)	-		4,551
Interest income	413	(1)	-		412
Interest and other financing expense	(157)	-	-		(157)
Net income before income taxes	12,465	2,742	4,686		19,893
Provision (benefit) for income taxes	633	799	1,171	D	2,603
Net income from continuing operations	11,832	1,943	3,514		17,289
Income from discontinued operations, net of tax	18	-	-		18
Net income	$11,850	$1,943	$3,514		$17,307

Basic earnings per share
Continuing operations	$0.88				$1.28
Discontinued operations	-				0.01
Total	$0.88				$1.29

Diluted earnings per share
Continuing operations	$0.87				$1.27
Discontinued operations	-				-
Total	$0.87				$1.27

Weighted average shares outstanding
Basic	13,461				13,461
Diluted	13,588				13,588

See notes to pro forma condensed combined financial statements.

HireQuest, Inc.

Notes to the Pro Forma Condensed Combined Financial Statement

Note 1 – Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the Merger and expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates. They have been prepared to illustrate the estimated effect of the Acquisition and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed of the Company as of the closing date of Acquisition, and could result in a significant change to the unaudited pro forma condensed combined financial information, including goodwill.

Note 2 – MRI Preliminary Purchase Price Allocation

The preliminary purchase price as shown in the table below is allocated to the tangible and intangible assets acquired and liabilities assumed by the Company based on their preliminary estimated fair values. The fair value assessments are preliminary and are based upon available information and certain assumptions which the Company believes are reasonable. Actual results may differ materially from the unaudited pro forma condensed combined financial statements.

Description	Amount
Cash consideration	$13,224
Contingent consideration	60
Total consideration	$13,284

Current assets	$581
Identifiable intangible assets (1)	7,820
Goodwill	5,370
Current liabilities	(487)
Preliminary purchase price	$13,284

1.

Preliminary fair assessments are still in process. However, based on the information available to management to date, management does not believe the fair value will be differ materially. Identifiable intangible assets include franchise agreements and trade name. The useful life of franchise agreements was estimated to be fifteen years. The trade name was deemed to have an indefinite life.

Note 3 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

A.	Assets not acquired and liabilities not assumed in the Acquisition.

B.	Adjustments to prepaid expenses, deposits, and other assets:

Description	Amount
Fair value of prepaid expenses acquired	$581
Less carrying value of MRI's prepaid expenses, deposits, and other assets not acquired	(895)
Pro forma adjustment to prepaid expenses, deposits, and other assets	$(314)

C.	Preliminary fair value assigned to franchise agreements acquired.

D.	Adjustments to goodwill and other intangible assets based on preliminary fair value assessment:

Description	Amount
Fair value of consideration transferred in excess of preliminary fair value of assets acquired and liabilities assumed	$5,370
Fair value of trade name	2,180
Less MRI historical intangible assets	(159)
Pro forma adjustment to goodwill and other intangible assets	$7,391

E.	Increase in line of credit to finance Acquisition.

F.	Adjustment to other current liabilities based on preliminary fair value assessment:

Description	Amount
Current liabilities assumed	$135
Contingent consideration	60
Less carrying value of MRI other current liabilities not assumed	(961)
Pro forma adjustment to other current liabilities	$(766)

G.	Adjustment to accrued payroll, benefits, and payroll taxes based on preliminary fair value assessment:

Description	Amount
Accrued payroll liabilities assumed	$352
Less carrying value of MRI accrued payroll, benefits, and payroll taxes not assumed	(2,377)
Pro forma adjustment to accrued payroll, benefits, and payroll taxes	$(2,025)

H.	Elimination of MRI’s historical equity.

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income

A.

Estimated reduction in selling, general and administrative expenses related to synergies achieved when combining the two entities.  These include salaries of employees who did not transition, rents for facilities we did not assume and certain legal & professional fees that will no longer be required.

B.

The newly acquired intangible asset consisting of franchise agreements will be amortized on a straight-line basis over its estimated useful lives. The fair value assessment is preliminary and any changes to the preliminary value will have a direct impact on future earnings via amortization expense.

			Amortization expense
	Estimated	Estimated	Three months Ended	Nine months Ended	Year months Ended
Description	fair value	useful life	September 30, 2022	September 30, 2022	December 31, 2021
Franchise agreements	$570	15 Years	$94	282	376
Less MRI historical amortization			(30)	(92)	(120)
Pro forma adjustment to amortization expense			$64	$190	$256

C.	Elimination of one-time MRI income.

D.	To record the income tax impact of the pro forma adjustments 4.A. through 4.C above.